Exhibit 10.1

EXECUTION COPY

EXAR CORPORATION

48720 Kato Road

Fremont, CA 94538

April 26, 2014

CONFIDENTIAL

Integrated Memory Logic Limited
1740 Technology Drive
Suite 320
San Jose, CA 95110

     Re:     Guaranty and Direct Obligations of Exar Corporation in connection with the Transactions

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement, dated as of April 26, 2014 (the “Merger Agreement”), between Image Sub Limited, a Cayman Islands exempted company (“Merger Subsidiary”), and Integrated Memory Logic Limited, a Cayman Islands exempted company (the “Company”), and reference is made to that certain Tender Agreement, dated as of April 26, 2014 (the “Tender Agreement”), between Merger Subsidiary and the persons listed on Exhibit A thereto. Merger Subsidiary is a wholly owned subsidiary of Exar Corporation, a Delaware corporation (“Parent”). Capitalized terms not otherwise defined in this agreement (this “Agreement”) shall have the same meaning as set forth in the Merger Agreement.

The parties hereto hereby agree as follows:

A.     Guaranty of Obligations of Merger Subsidiary.

1.      Parent irrevocably and unconditionally guarantees the due and punctual performance of the obligations of Merger Subsidiary and its permitted assigns under (i) the Merger Agreement, subject to the terms and conditions of the Merger Agreement and (ii) the Tender Agreement, subject to the terms and conditions of the Tender Agreement, as primary obligor and not merely as surety, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (collectively, the “Guaranteed Obligations”) whether Merger Subsidiary may be liable individually or jointly with others, whether or not recovery upon such Guaranteed Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guaranteed Obligations may be or hereafter become otherwise unenforceable. If, for any reason whatsoever, Merger Subsidiary or any of its permitted assigns shall fail or be unable to duly, punctually and fully pay or perform the Guaranteed Obligations, Parent will forthwith pay or perform, or cause to be paid or performed, the Guaranteed Obligations. Parent hereby waives diligence, presentment, demand of payment, filing objections with a court, any right to require proceeding first against Merger Subsidiary or any such permitted assign, any right to require the prior disposition of the assets of Merger Subsidiary or any such permitted assign to meet their respective obligations, notice (except notice to be provided to Merger Subsidiary or its counsel in accordance with the Merger Agreement), protest and all demands whatsoever. This is a guarantee of payment and performance and not collectability. Parent’s obligations hereunder are unconditional irrespective of the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any conduct of Merger Subsidiary and/or the Company which might constitute (and Parent hereby waives) a legal or equitable discharge of a surety, co-obligor, guarantor or guaranty (other than fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions the Merger Agreement).

2.     The Company shall not be obligated to file any claim relating to the Guaranteed Obligations upon (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, Merger Subsidiary or Parent, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Merger Subsidiary or Parent, and the failure of the Company to so file shall not affect Parent’s obligations hereunder.

3.     The liability of Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by Parent or by any other party, and the liability of Parent hereunder is not affected or impaired by (a) any direction of application of payment by Merger Subsidiary or by any other party, or (b) any other guaranty, undertaking or maximum liability of Parent or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any Guaranteed Obligations of any other guarantor of the Guaranteed Obligations, or (e) any dissolution, termination or increase, decrease or change in personnel of Parent, or (f) any payment made to the Company on the Guaranteed Obligations which the Company repays to Merger Subsidiary pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of Parent’s Guaranteed Obligations hereunder by reason of any such proceeding.

4.     The obligations of Parent hereunder are independent of the obligations of Merger Subsidiary, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against Merger Subsidiary and whether or not Merger Subsidiary be joined in any such action or actions. Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Merger Subsidiary or other circumstance which operates to toll any statute of limitations as to Merger Subsidiary shall operate to toll the statute of limitations as to Parent.

5.     Parent authorizes the Company (whether or not after termination of this Agreement), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Guaranteed Obligations or any part thereof, provided this clause (a) shall be subject to the amendment and modification provisions of the Merger Agreement and the Tender Agreement; (b) take and hold security for the payment of this Agreement or the Guaranteed Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Company in its discretion may determine; (d) exercise or refrain from exercising any of its rights or Guaranteed Obligations under the Transaction Agreements, at law or in equity; and (e) release or substitute any one or more endorsers, guarantors, Merger Subsidiary or other obligors.

6.     Parent waives, to the fullest extent permitted by applicable law, any right to require the Company to (a) proceed against or exhaust remedies against Merger Subsidiary or any other party; (b) proceed against or exhaust any security held from Merger Subsidiary or any other party; (c) pursue any other remedy in the Company’s power whatsoever; or (d) apply any such security first against any other person or guarantor who may be liable to Company, in whole or in part, for the Guaranteed Obligations. Parent waives, to the fullest extent permitted by applicable law, any personal defense based on or arising out of any personal defense of Merger Subsidiary other than payment in full of the Guaranteed Obligations, fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions of the Merger Agreement, such waiver including, without limitation, any defense based on or arising out of the disability of Merger Subsidiary, the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Merger Subsidiary other than payment in full of the Guaranteed Obligations, fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions the Merger Agreement.

7.     Until the Guaranteed Obligations have been paid and performed in full, Parent hereby waives any claim or other rights which Parent may now have or may hereafter acquire against Merger Subsidiary or any other guarantor of all or any of the Guaranteed Obligations that arise from the existence or performance of the Guaranteed Obligations under this Agreement or any other of the Transaction Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against Merger Subsidiary, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise.

B.     Parent hereby (i) represents and warrants to the Company all of the representations and warranties set forth in Article IV of the Merger Agreement (other than Sections 4.02 and 4.06 thereof, which are the only applicable to Merger Subsidiary) as to itself, treating the references to “Merger Subsidiary” referenced therein as references to “Parent” (except in the case of Section 4.09, where Parent shall represent and warrant to the extent Section 4.09 is already applicable to “Parent”) and (ii) covenants to perform, to the extent applicable to “Parent”, the covenants set forth in Section 6.04, Section 6.11, Section 6.12 and Section 6.13 of the Merger Agreement.

C.     Miscellaneous.

1.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

2.     Notwithstanding anything to the contrary in this Guaranty, (i) it is expressly understood that this Guarantee is subject to Sections 6.08(d) and 6.08(e) of the Merger Agreement, and that solely in the circumstance of a Financing Failure this Guaranty may not be enforced without giving effect to such Sections 6.08(d) and 6.08(e), (ii) accordingly, in the event that the Merger Agreement is terminated as described in Section 6.08(d) for a Financing Failure, and Parent or Merger Subsidiary pays the Reverse Termination Fee to the Company, the Reverse Termination Fee shall be the exclusive remedy available to the Company and/or the Stockholders as against Parent or Merger Subsidiary or their Representatives or the Financing Parties or their Representatives and this Guaranty shall thereafter terminate, and (iii) it is understood and agreed that the Financing Parties are intended express third party beneficiaries of this Section.

3.     No right or power of the Company hereunder shall be deemed to have been waived by any act or conduct on the part of the Company, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Company.

4.     Parent shall not transfer or assign, in whole or in part, any of its obligations under this Agreement. There are no third party beneficiaries of this Agreement. This Guaranty is in the English language, and if translated into other languages, the English version shall control.

5.      This Agreement shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles of such State. The parties submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware. Notwithstanding the foregoing, any actions brought against the Financing Parties shall be governed by the laws of the State of New York and in a federal or state court in the State of New York. THE PARTIES WAIVE TRIAL BY JURY.

6.     If the Merger Agreement and the Tender Agreement are terminated in accordance with their respective terms, then this Guaranty shall also terminate at such time; provided that the foregoing shall not relieve any party hereto for, and this Guaranty shall not terminate to the extent of, liability for any willful and material breach of the Merger Agreement or the Tender Agreement prior to such termination.

[Signature Page Follows]

If the foregoing correctly reflects the agreement between us, please sign and return to us a copy of this Agreement.

Very truly yours,

EXAR CORPORATION

By:
Name:
Title:

Acknowledged and Agreed to as
of the date first written above:

INTEGRATED MEMORY LOGIC LIMITED

By:____________________________
Name:
Title: